Exhibit 99.2

iBio Announces Pricing of $35 Million Public Offering of Common Stock

Bryan, Texas / December 8, 2020 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), a biotech innovator and biologics contract manufacturing organization, today announced the pricing of its underwritten public offering of approximately 29.7 million shares of its common stock for gross proceeds of $35.0 million, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by iBio. The offering is expected to close on or about December 10, 2020, subject to customary closing conditions. In addition, iBio has granted the underwriter a 30-day option to purchase up to approximately 4.4 million additional shares of its common stock.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering. Roth Capital Partners acted as financial advisor to iBio.

The underwriter may offer the shares from time to time for sale in one or more transactions on the NYSE American, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. On December 7, 2020, the last sale price of the shares as reported on the NYSE American was $1.50 per share.

iBio anticipates using the net proceeds from the offering to accelerate development of its biotherapeutic and vaccine candidates, in-licensing of biopharmaceutical assets, including, but not limited to, those in oncology, fibrotic, and infectious diseases, and working capital needs and for other general corporate purposes, including acquisitions and investments in other businesses.

The securities described above are being offered by iBio pursuant to a shelf registration statement on Form S-3 previously filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and the accompanying base prospectus related to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying base prospectus relating to this offering may be obtained, when available, from Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Avenue, 6th floor, New York, NY 10022; Email: prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About iBio, Inc.

iBio is a global leader in plant-based biologics manufacturing. Its FastPharming® System combines vertical farming, automated hydroponics, and glycan engineering technologies to rapidly deliver high-quality monoclonal antibodies, vaccines, bioinks and other proteins. iBio is developing proprietary products on the FastPharming Platform, which include biopharmaceuticals for the treatment of fibrotic and infectious diseases, amongst others. The Company’s subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services along with the Glycaneering Development Service™ for engineering high-performance recombinant glycoproteins.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding completion of the offering and the anticipated use of proceeds. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, changes to the offering as a result of market conditions or for other reasons, the risk that the offering will not be consummated, the Company’s ability to obtain regulatory approvals for commercialization of its product candidates, including its infectious disease vaccines, or to comply with ongoing regulatory requirements, regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, its ability to maintain its license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its ability to obtain or maintain the capital or grants necessary to fund its research and development activities, competition, its ability to retain its key employees or maintain its NYSE American listing, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Form 10-Q and Form 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Stephen Kilmer

iBio, Inc.

Investor Relations

(646) 274-3580

skilmer@ibioinc.com